For Immediate Release

Telestone Technologies Corporation Announces Pricing of
Public Offering of Common Stock

Beijing, China – November 24, 2010, Telestone Technologies Corporation (NASDAQ: TSTC) (the “Company”), a leading supplier of local access network solutions for communications networks in China, today announced that it has priced its public offering of 1,675,000 shares of common stock.

The Company has granted the underwriters a 30-day option to purchase up to an additional 251,250 shares of common stock to cover over-allotments, if any. The shares were offered to the public at $12.00 per share. The offering is expected to settle and close on November 30, 2010, subject to customary closing conditions. The Company intends to use net proceeds from the offering, which are expected to be approximately $18.9 million, after deducting the underwriting discount but without giving effect to any exercise of the underwriters’ over-allotment option, for the construction of a new manufacturing and research and development center and for general working capital purposes. The Company may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to its own. At the present time, the Company has no plans, commitments or agreements with respect to any acquisitions

Roth Capital Partners acted as the sole book-runner for the offering and JMP Securities acted as a co-manager. The shares in this offering are being issued under a shelf registration statement declared effective by the Securities and Exchange Commission on March 15, 2010. The offering will be made solely by means of a prospectus and accompanying prospectus supplement, copies of which may be obtained from Roth Capital Partners, LLC at 24 Corporate Plaza Drive, Newport Beach, CA 92660.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About the Company

Telestone is a leading innovator in local access network technologies and solutions. Telestone is a global company with 30 sales offices throughout China and a network of international branch offices and sales agents. For more than 10 years, Telestone has been installing radio-frequency based 1G and 2G systems throughout China for China's leading telecommunications companies. After intensive research on the demands of carriers in the 3G age, Telestone developed and commercialized its third generation technology for the local access network, WFDS™ (Wireless Fiber-Optic Distribution System), which provides a scalable, multi-access local access network solution for China's three cellular protocols. Telestone offers services that include project design, project manufacturing, installation, maintenance and after-sales support. Telestone Technologies has approximately 1,200 employees.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the offering, anticipated revenues from the digital photo paper business segment; the actions and initiatives of current and potential competitors; the Company's ability to expand capacity, introduce new products; market acceptance of new products; general economic and business conditions; the ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.